4Q22 Financial Results January 13, 2023 Exhibit 99

Agenda Page 1 4Q22 and FY2022 Financial Results 1 2 Financial Outlook 10 3 Notes 14

4Q22 Financial highlights

ROTCE[1] 20%	CET1 capital ratios[2] Std. 13.2% | Adv. 13.5% Total Loss-Absorbing Capacity[2] $486B	Std. RWA[3] $1.7T Cash and marketable securities[4] $1.4T Average loans $1.1T

Income statement

- 4Q22 net income of $11.0B and EPS of $3.57
- Managed revenue of $35.6B[5]
  - Included a gain on the sale of Visa B shares of $914mm and net investment securities losses of $874mm
- Expense of $19.0B and managed overhead ratio of 53%[5]

Balance sheet

- Loans: average loans of $1.1T up 6% YoY and up 1% QoQ
- Deposits: average deposits of $2.4T down 4% YoY and down 3% QoQ
- CET1 capital of $219B[2]
  - Standardized CET1 capital ratio of 13.2%[2]; Advanced CET1 capital ratio of 13.5%[2]

Capital distributed

- Common dividend of $3.0B or $1.00 per share
- Net payout LTM of 37%[6]

Significant items ($mm, excluding EPS)

	Pretax	Net income	EPS
Gain on the sale of Visa B shares in Corporate	$914	$695	$0.23
Net investment securities losses in Corporate	($874)	($664)	($0.22)

[1] See note 3 on slide 14
[2] Represents the estimated Basel III common equity Tier 1 ("CET1") capital and ratio and Total Loss-Absorbing Capacity for the current period. See note 1 on slide 15
[3] Standardized risk-weighted assets ("RWA"). Estimated for the current period. See note 1 on slide 15
[4] Cash and marketable securities represents HQLA and unencumbered marketable securities. Estimated for the current period. See note 2 on slide 15
[5] See note 1 on slide 14
[6] Last twelve months ("LTM"). Net of stock issued to employees

JPMORGAN CHASE & CO.

1

4Q22 3Q22 4Q21 Net interest income $20.3 $2.7 $6.6 Noninterest revenue 15.3 (0.6) (1.4) Managed revenue1 35.6 2.1 5.2 Expense 19.0 (0.2) 1.1 Credit costs 2.3 0.8 3.6 Net income $11.0 $1.3 $0.6 Net income applicable to common stockholders $10.6 $1.3 $0.7 $3.57 $0.45 $0.24 ROE2 16% 15% 16% ROTCE2,3 20 18 19 1,2 53 57 59 Memo: NII excluding Markets 4 $20.0 $3.1 $8.4 NIR excluding Markets 4 9.9 0.1 (3.5) Markets revenue 5.7 (1.1) 0.4 Managed revenue1 35.6 2.1 5.2 Adjusted expense 5 $19.0 ($0.1) $1.2 Adjusted overhead ratio 1,2,5 53% 57% 58% $ O/(U) 4Q22 ROE O/H ratio CCB 35% 50% CIB 12% 61% CB 22% 37% AWM 26% 66% 4Q22 Financial results1 $B, except per share data 4Q22 Tax rate Effective rate: 16.8% Managed rate: 22.8%1,6 Note: Totals may not sum due to rounding 1 See note 1 on slide 14 2 Actual numbers for all periods, not over/(under) 3 See note 3 on slide 14 4 See note 2 on slide 14 5 See note 4 on slide 14 6 Reflects fully taxable- $B 4Q22 3Q22 4Q21 Net charge-offs $0.9 $0.7 $0.6 Reserve build/(release) 1.4 0.8 (1.8) Credit costs $2.3 $1.5 ($1.3) 2

$ O/(U) FY2022 FY2021 FY2021 Net interest income $67.1 $52.7 $14.4 Noninterest revenue 65.1 72.6 (7.4) Managed revenue1 132.3 125.3 7.0 Expense 76.1 71.3 4.8 Credit costs 6.4 (9.3) 15.6 Net income $37.7 $48.3 ($10.7) Net income applicable to common stockholders $35.9 $46.5 ($10.6) $12.09 $15.36 ($3.27) ROE2 14% 19% ROTCE2,3 18 23 1,2 58 57 Memo: NII excluding Markets 4 $62.4 $44.5 $17.9 NIR excluding Markets 4 40.9 53.4 (12.5) Markets revenue 29.0 27.4 1.6 Managed revenue1 132.3 125.3 7.0 Adjusted expense 5 $75.9 $70.9 $5.0 Adjusted overhead ratio 1,2,5 57% 57% FY2022 ROE O/H ratio CCB 29% 57% CIB 14% 57% CB 16% 41% AWM 25% 67% FY22 Financial results1 $B, except per share data Note: Totals may not sum due to rounding 1 See note 1 on slide 14 2 Actual numbers for all periods, not over/(under) 3 See note 3 on slide 14 4 See note 2 on slide 14 5 See note 4 on slide 14 6 Reflects fully taxable- FY22 Tax rate Effective rate: 18.4% Managed rate: 24.3%1,6 $B FY2022 FY2021 Net charge-offs $2.9 $2.9 Reserve build/(release) 3.5 (12.1) Credit costs $6.4 ($9.3) 3

4Q22 3Q22 4Q21 Risk-based capital metrics1 CET1 capital $219 $210 $214 13.2% 12.5% 13.1% 13.5 13.0 13.8 Basel III Standardized RWA $1,658 $1,678 $1,639 Leverage-based capital metric2 Firm SLR 5.6% 5.3% 5.4% Liquidity metrics3 Firm LCR 112% 113% 111% Bank LCR 151 165 178 Total excess HQLA $437 $531 $629 HQLA and unencumbered marketable securities 1,427 1,487 1,652 Balance sheet metrics Total assets (EOP) $3,666 $3,774 $3,744 Deposits (average) 2,380 2,445 2,468 Tangible book value per share4 73.12 69.90 71.53 Fortress balance sheet Note: Totals may not sum due to rounding 1 Estimated for the current period. See note 1 on slide 15 2 3 B 4 See note 3 on slide 14 5 Reflects Net Income Applicable to Common Equity 6 Excludes AOCI on cash flow hedges and DVA related to structured notes 7 Primarily CET1 capital deductions $B, except per share data 4 13 bps Standardized risk-weighted assets ($B)1 Standardized CET1 ratio (%)1 The Firm exceeded its 1Q23 CET1 target one quarter earlier than expected 13.2% AOCI Other6 73Q22 Net income5 Common dividend RWA 12.5% 4Q22 63 bps (18 bps) 16 bps (3 bps) 3Q22 Loans Credit Risk ex. Loans Market Risk 4Q22 1,678 1,658 19 (12) (28)Primarily Credit Card

CCB CIB CB AWM Corp.

Consumer & Community Banking[1]

Selected income statement data ($mm)

	4Q22	$ O/(U) 3Q22	$ O/(U) 4Q21
Revenue	**$15,843**	**$1,512**	**$3,568**
Banking & Wealth Management[2]	9,632	1,622	3,460
Home Lending	584	(336)	(500)
Card Services & Auto[3]	5,627	226	608
Expense	**7,981**	**(66)**	**227**
Credit costs	**1,845**	**1,316**	**2,905**
Net charge-offs (NCOs)	845	166	330
Change in allowance	1,000	1,150	2,575
Net income[4]	**$4,542**	**$208**	**$395**

Financial performance

- **Net income of $4.5B, up 10% YoY**
- **Revenue** of $15.8B, up 29% YoY
- **Expense** of $8.0B, up 3% YoY, driven by higher investments in the business and structural expense, largely offset by lower volume- and revenue-related expense
- **Credit costs** of $1.8B
  - NCOs of $845mm, up $330mm YoY, largely driven by Card Services
  - Reserve build of $800mm in Card Services and $200mm in Home Lending, predominantly driven by a modest deterioration in the Firm's macroeconomic outlook, and loan growth in Card Services, partially offset by a reduction in pandemic-related uncertainty

Key drivers / statistics ($B)[5]

	4Q22	3Q22	4Q21
Equity	$50.0	$50.0	$50.0
ROE	35%	33%	32%
Overhead ratio	50	56	63
Average loans	$448.5	$442.7	$437.7
Average deposits	1,142.5	1,174.2	1,114.3
Active mobile customers (mm)[6]	49.7	48.9	45.5
Debit & credit card sales volume[7]	$411.1	$395.8	$376.2

- Average loans up 2% YoY and 1% QoQ
  - Ex-PPP, average loans of $448.0B, up 4% YoY and 1% QoQ
- Average deposits up 3% YoY and down 3% QoQ
- Active mobile customers up 9% YoY
- Debit & credit card sales volume up 9% YoY
- Client investment assets down 10% YoY and up 5% QoQ

Key drivers / statistics ($B) – detail by business

	4Q22	3Q22	4Q21
Banking & Wealth Management[2]			
Business Banking average loans[8]	$20.5	$21.3	$28.9
Business Banking loan originations	1.1	1.0	0.9
Client investment assets (EOP)	647.1	615.0	718.1
Deposit margin	2.48%	1.83%	1.22%
Home Lending			
Average loans	$174.5	$176.9	$183.3
Loan originations[9]	6.7	12.1	42.2
Third-party mortgage loans serviced (EOP)	584.3	586.7	519.2[10]
Net charge-off/(recovery) rate	(0.08)%	(0.14)%	(0.17)%
Card Services & Auto[3]			
Card Services average loans	$177.0	$168.1	$148.5
Auto average loans and leased assets	80.0	80.4	86.2
Auto loan and lease originations	7.5	7.5	8.5
Card Services net charge-off rate	1.62%	1.40%	1.28%
Card Services net revenue rate	10.06	9.92	9.61
Card Services sales volume[7]	$284.8	$272.3	$254.1

[1] See note 1 on slide 14
[2] In the fourth quarter of 2022, Consumer & Business Banking was renamed Banking & Wealth Management
[3] In the fourth quarter of 2022, Card & Auto was renamed Card Services & Auto
[4] See note 3 on slide 15
For additional footnotes see slide 16

5

JPMORGAN CHASE & CO.

CCB | CIB | CB | AWM | Corp.

Corporate & Investment Bank[1]

Selected income statement data ($mm)

	4Q22	$ O/(U) 3Q22	$ O/(U) 4Q21
Revenue	**$10,548**	**($1,327)**	**($986)**
Investment Banking revenue	1,389	(324)	(1,817)
Payments	2,070	81	269
Lending	323	0	60
Total Banking	**3,782**	**(243)**	**(1,488)**
Fixed Income Markets	3,739	(730)	405
Equity Markets	1,931	(371)	(23)
Securities Services	1,159	49	95
Credit Adjustments & Other	(63)	(32)	25
Total Markets & Securities Services	**6,766**	**(1,084)**	**502**
Expense	**6,426**	**(192)**	**599**
Credit costs	**141**	**(372)**	**267**
Net income[2]	**$3,328**	**($204)**	**($1,215)**

Key drivers / statistics ($B)[3]

	4Q22	3Q22	4Q21
Equity	$103.0	$103.0	$83.0
ROE	12%	13%	21%
Overhead ratio	61	56	51
Comp/revenue	29	28	20
IB fees ($mm)	$1,467	$1,762	$3,502
Average loans	225.8	221.6	206.0
Average client deposits[4]	649.7	669.2	717.5
Merchant processing volume ($B)[5]	583.2	545.4	514.9
Assets under custody ($T)	28.6	27.2	33.2
ALL/EOP loans ex-conduits and trade[6]	1.67%	1.49%	1.12%
Net charge-off/(recovery) rate[6]	0.02	0.04	0.06
Average VaR ($mm)	$60	$53	$37

Financial performance

- **Net income of $3.3B, down 27% YoY; revenue of $10.5B, down 9% YoY**
- **Banking revenue**
  - IB revenue of $1.4B, down 57% YoY
    - IB fees down 58% YoY, reflecting lower fees across products
  - Payments revenue of $2.1B, up 15% YoY
    - Excluding the net impact of equity investments, up 56%, predominantly driven by higher rates, partially offset by lower deposit balances
  - Lending revenue of $323mm, up 23% YoY, largely driven by higher net interest income on higher loan balances, partially offset by mark-to-market losses on hedges of accrual loans
- **Markets & Securities Services revenue**
  - Markets revenue of $5.7B, up 7% YoY
    - Fixed Income Markets revenue of $3.7B, up 12% YoY, predominantly driven by higher revenue in Rates and Currencies & Emerging Markets, partially offset by lower revenue in Securitized Products
    - Equity Markets revenue of $1.9B, relatively flat against a strong fourth quarter in the prior year
  - Securities Services revenue of $1.2B, up 9% YoY, predominantly driven by higher rates, largely offset by lower deposit balances and market levels
- **Expense** of $6.4B, up 10% YoY, predominantly driven by higher revenue-related compensation, including timing impacts, and structural expense, partially offset by lower legal expense
- **Credit costs** of $141mm, reflecting a net reserve build, driven by a modest deterioration in the Firm's macroeconomic outlook, partially offset by net portfolio activity

[1] See note 1 on slide 14
[2] See note 3 on slide 15
For additional footnotes see slide 16

6

JPMORGAN CHASE & CO.

CCB CIB CB AWM Corp.

Commercial Banking[1]

Selected income statement data ($mm)

		$ O/(U)	
	4Q22	3Q22	4Q21
Revenue	**$3,404**	**$356**	**$792**
Middle Market Banking	1,619	253	557
Corporate Client Banking	1,109	57	181
Commercial Real Estate Banking	666	42	52
Other	10	4	2
Expense	**1,254**	**74**	**195**
Credit costs	**284**	**(334)**	**373**
Net income[2]	**$1,423**	**$477**	**$189**

Key drivers / statistics ($B)[3]

	4Q22	3Q22	4Q21
Equity	$25.0	$25.0	$24.0
ROE[2]	22%	14%	19%
Overhead ratio	37	39	41
Gross IB revenue ($mm)	$700	$761	$1,456
Average loans[4]	235.3	229.1	205.6
Average client deposits	278.9	281.3	323.8
Allowance for loan losses	3.3	3.1	2.2
Nonaccrual loans[5]	0.8	0.8	0.7
Net charge-off/(recovery) rate[6]	0.06%	0.07%	0.02%
ALL/loans[6]	1.42	1.32	1.08

Financial performance

- **Net income of $1.4B, up 15% YoY**
- **Revenue** of $3.4B, up 30% YoY, driven by higher deposit margins, partially offset by lower investment banking revenue and deposit-related fees
  - Gross IB revenue of $700mm, down 52% YoY
- **Expense** of $1.3B, up 18% YoY, predominantly driven by higher volume- and revenue-related expense and structural expense
- **Credit costs** of $284mm, reflecting a net reserve build, driven by a modest deterioration in the Firm's macroeconomic outlook
- **Average loans** of $235B, up 14% YoY and up 3% QoQ
  - C&I[7] up 19% YoY and up 4% QoQ
  - CRE[7] up 10% YoY and up 2% QoQ
- **Average deposits** of $279B, down 14% YoY and 1% QoQ, primarily reflecting attrition of non-operating deposits

[1] See note 1 on slide 14
[2] See note 3 on slide 15
For additional footnotes see slide 16

7

JPMorgan Chase & Co.

CCB CIB CB AWM Corp.

Asset & Wealth Management[1]

Selected income statement data ($mm)

		$ O/(U)	
	4Q22	3Q22	4Q21
Revenue	**$4,588**	**$49**	**$115**
Asset Management	2,158	(51)	(330)
Global Private Bank	2,430	100	445
Expense	**3,022**	**(6)**	**25**
Credit costs	**32**	**134**	**68**
Net income[2]	**$1,134**	**($85)**	**$9**

Key drivers / statistics ($B)[3]

	4Q22	3Q22	4Q21
Equity	$17.0	$17.0	$14.0
ROE	26%	28%	31%
Pretax margin	33	36	34
Assets under management ("AUM")	$2,766	$2,616	$3,113
Client assets	4,048	3,823	4,295
Average loans	214.2	216.7	209.2
Average deposits	237.0	253.0	264.6

Financial performance

- **Net income of $1.1B, up 1% YoY**
- **Revenue** of $4.6B, up 3% YoY, driven by higher deposit margins on lower balances, predominantly offset by lower management, performance and placement fees linked to this year's market declines, and lower investment valuation gains compared to the prior year
- **Expense** of $3.0B, up 1% YoY, reflecting higher investments in the business and structural expense, predominantly offset by lower volume- and revenue-related expense
- **AUM** of $2.8T and client assets of $4.0T, down 11% and 6% YoY respectively, reflecting lower market levels
  - For the quarter, AUM had long-term net inflows of $10B and liquidity net inflows of $33B
- **Average loans** of $214B, up 2% YoY and down 1% QoQ
- **Average deposits** of $237B, down 10% YoY and down 6% QoQ

[1] See note 1 on slide 14
[2] See note 3 on slide 15
[3] Actual numbers for all periods, not over/(under)

8

JPMORGAN CHASE & CO.

Corporate1 Financial performanceSelected income statement data ($mm) Revenue was $1.2B, up $1.7B YoY Net interest income was $1.3B, up $2.0B YoY, due to the impact of higher rates Noninterest revenue was a loss of $115mm, down $251mm YoY, and included a gain on the sale of Visa B shares of $914mm offset by net investment securities losses of $874mm Expense: Noninterest expense of $339mm, up $88mm YoY 1 See note 1 on slide 14 2 See note 3 on slide 15 CCB CIB CB AWM Corp. 4Q22 3Q22 4Q21 Revenue $1,183 $1,485 $1,728 Net interest income 1,298 506 1,979 Noninterest revenue (115) 979 (251) Expense 339 34 88 Credit costs (14) 7 (37) Net income/(loss)2 $581 $875 $1,231 $ O/(U) 9

Agenda Page 1 4Q22 and FY2022 Financial Results 1 2 Financial Outlook 10 3 Notes 14

2022 4Q22 annualized 2023 outlook We expect ~$74B in NII ex. Markets for 2023; deposit reprice dynamics remain uncertain Net interest income ($B) Note: Charts are not to scale; totals may not sum due to rounding 1 See note 2 on slide 14 2 Outlook is based on implied rate curve as of January 9, 2023 3 Federal Funds target upper bound (FFTUB) 4 Future reprice trajectory included for illustrative purposes; the size of the range and timing of impact is undetermined Total NII: ~$73 Deposit reprice path remains uncertain4 Firmwide average cost of deposits (%) 2019 2020 2021 2022 2023 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 1bp = ~$250 million of interest cost $81 4Q run rate NII ex. Markets1 Markets NII $79 NII ex. Markets1: ~$74 $67 1Q22: $12 2Q22: $14 3Q22: $17 4Q22: $20 Rate / reprice2 Deposit reprice and internal migration Assumes two more rate hikes in 2023, followed by two cuts (4.50% FFTUB3 at YE) Balance sheet growth / mix Modest deposit attrition Loan growth including credit card revolving balances $162 $141 $148 $177 4Q19 4Q20 4Q21 4Q22 Normalization in revolve to continue Revolving balances Card Services average balance ($B) Total O/S Per account balances still below 4Q19 levels 10

Labor inflation Annualization of 2022 hires 2023 headcount increases Continued investments in the business Technology Bankers, Advisors & Branches Marketing Higher FDIC assessment (~$0.5B) Modest increase in market-dependent volume- and revenue-related expenses Efficiencies ~ Our 2023 expense outlook is ~$81B Adjusted expense1 ($B) Note: Totals may not sum due to rounding 1 See note 4 on slide 14 31 27 5 12 2022 2023 $75.9 CCB CIB CB AWM Corp. ~$81 2023 drivers 11

0.0% 1.0% 2.0% 3.0% 4.0% 1Q19 4Q19 3Q20 2Q21 1Q22 4Q22 3Q23 We expect continued normalization in credit in 2023 We expect FY2023 Card Services NCO rate of ~2.60% as credit continues to normalize throughout 2023 1 Stylized path, not indicative of quarterly expectations Card Services NCO rates 5.2 2.7 0.4 0.2 $5.6 $2.9 2019 2022 Consumer Wholesale Net charge-offs ($B) Outlook1 FY19 3.10% FY20 2.93% FY21 1.94% FY22 1.47% FY23 ~2.60% 2022 net charge-offs were at historically low levels We project 30+ day delinquencies to normalize by mid- 4Q19 4Q20 4Q21 4Q234 22 Net charge-off rates (%) Card Services Consumer (excl. Card) Wholesale Total Firm 3.10% 0.12% 0.09% 0.60% 1.47% 0.09% 0.03% 0.27% 2019 2022 Historical low Card Services NCO rate (quarterly) Card Services NCO rate (annual) Card Services 30+ day delinquency rates 0.5% 1.0% 1.5% 2.0% 2.5% 1Q19 4Q19 3Q20 2Q21 1Q22 4Q22 3Q23 Outlook1 4Q19 4Q20 4Q21 4Q234 22 Pre-pandemic Pre-pandemic 12

Outlook summary1 1 See notes 1, 2 and 4 on slide 14 Firmwide 1 Expect FY2023 net interest income of ~$73B, market dependent Expect FY2023 net interest income excluding Markets of ~$74B, market dependent 2 Expect FY2023 adjusted expense of ~$81B, market dependent 3 Expect FY2023 Card Services NCO rate of ~2.60% 13

Agenda Page 1 4Q22 and FY2022 Financial Results 1 2 Financial Outlook 10 3 Notes 14

Notes on non-GAAP financial measures 1. rat Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a lement 2. ews these metrics excluding CIB sactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the -liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 29 of the Earnings Release Financial Supplement. For additional information on Markets reven 2021 Form 10-K 3. ach non-GAAP financial measures. nd identifiable intangible assets (other than TCE, refer to page 10 of the Earnings . T TCE at period-end divided by common shares at period-end. Book value per share was $90.29, $87.00 and $88.07 at December 31, 2022, September 30, 2022 and December 31, 2021, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing 4. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense represents noninterest expense excluding Firmwide legal expense of $27mm, $47mm and $137mm for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively; and $266mm a percentage of managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the 5. -of- luding the impact of consolidated Firm-administered multi- rage ratio 14

Additional notes 1. Reflects the Current Expected Credit Losses ("CECL") capital transition provisions. Beginning January 1, 2022, the $2.9B CECL capital benefit recognized as of December 31, 2021, is being phased out at 25% per year over a three-year period. As of December 31, 2022 and September 30, 2022, CET1 capital and Total Loss- Absorbing Capacity reflected the remaining $2.2B CECL benefit. For the period ended December 31, 2021, the impact of the CECL capital transition provisions resulted in an increase to CET1 capital of $2.9B. Refer to Capital Risk Management on pages 45- on Form 10-Q for the quarterly period ended September 30, 2022 and on pages 86- -K for additional information. 2. Total excess high- what is required to meet the estimated Firm and Bank total net cash outflows over a prospective 30 calendar-day period of significant stress under the LCR rule. HQLA and unencumbered marketable -of-period HQLA-eligible securities which are included as part of the excess liquidity at the Bank that are not transferable to non- -of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 51- -Q for the quarterly period ended September 30, 2022 and on pages 97-104 of -K for additional information 3. In the first quarter of 2022, the Firm changed its methodology for allocating income taxes to the LOBs, with no impact to Firmwide net income. Prior period amounts have been revised to conform with the current presentation 15

Additional notes on slides 5-7 Slide 5 Consumer & Community Banking 5. Actual numbers for all periods, not over/(under) 6. Users of all mobile platforms who have logged in within the past 90 days 7. Excludes Commercial Card 8. Includes the impact of loans originated under the PPP. For further information, refer to page 13 of the Earnings Release Financial Supplement 9. Firmwide mortgage origination volume was $8.5B, $15.2B and $48.2B for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively 10. Prior-period amount has been revised to conform with the current presentation Slide 6 Corporate & Investment Bank 3. Actual numbers for all periods, not over/(under) 4. Client deposits and other third-party liabilities pertain to the Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 1.22%, 1.13%, and 0.84% at December 31, 2022, September 30, 2022 and December 31, 2021, respectively. See note 5 on slide 14 Slide 7 Commercial Banking 3. Actual numbers for all periods, not over/(under) 4. Includes the impact of loans originated under the PPP. For further information, refer to page 20 of the Earnings Release Financial Supplement 5. At December 31, 2022, September 30, 2022 and December 31, 2021, nonaccrual loans excluded PPP loans 90 or more days past due and insured by the SBA of $18mm, $27mm and $114mm, respectively. These amounts have been excluded based upon the SBA guarantee 6. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 7. and do not align with regulatory definitions 16

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & forth in the forward- materially from those described in the forward- Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which have been filed with the Securities and Exchange - web.com/financial-information/sec- (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 17